EXHIBIT 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Staktek Holdings, Inc. 2005 Employee Stock Purchase Plan of our report dated January 24, 2005, with respect to the consolidated financial statements of Staktek Holdings, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2004 filed with the Securities and Exchange Commission.

Austin, Texas	/s/ Ernst & Young LLP
June 14, 2005